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                                                                    Exhibit 3.87

                                     AMENDED

                                   BY-LAWS OF

                        INTERNATIONAL LIFE SUPPORT, INC.

                                    ARTICLE I

                                     Offices

     Section 1. Principal Office. The principal office of the corporation shall be at such place in the City and County of Honolulu, State of Hawaii, and at such other places as the Board of Directors may from time to time determine.

     Section 2. Seal. The corporation may have a common seal of such form and device as the Board of Directors shall from time to time determine.

                                   ARTICLE II

                                  Stockholders

     Section 1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held each year at the principal office of the corporation or at such other place, and at such time as the President or the Board of Directors shall determine. The annual meeting shall be a general meeting, and at such meeting any business within the powers of the corporation, without special notice of such business, may be transacted, except as limited by law, the Articles of Incorporation, or these by-laws.

     Section 2. Special Meeting. Special meetings of the stockholders may be held at any time upon the call of the President, or upon the call of any two directors, or upon the written request of stockholders owning not less than one-fourth (1/4th) of the capital stock issued and outstanding and entitled to vote.

     Section 3. Notices of Meetings. A written or printed notice of all meetings, annual or special, stating the place, day and hour of the meeting and whether it is annual or special and in case of each special meeting stating briefly the business proposed to be transacted thereat, shall be given by mailing such notice, postage prepaid, at least seven (7) days before the date assigned for the meeting, to each stockholder at his address as it appears upon the transfer books of the corporation; or notice of any meeting may be given by publication in one or more newspapers of general circulation in Honolulu, not less than two (2) times on separate days, the first publication to be not less than three (3) days previous to the date assigned for the meeting. Upon notice being given in accordance with the provisions hereof, the failure of any stockholder to receive actual notice of any meeting shall not in any way invalidate the meeting or proceedings thereat.

     Section 4. Quorum. At all meetings of stockholders, the presence in person or by proxy of stockholders owning a majority in number of all the shares of stock issued and outstanding

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and entitled to vote at said meeting shall be necessary to constitute a quorum, and the action of the holders of the majority of the capital stock present or represented at any meeting at which a quorum is present shall be valid and binding upon the corporation except as otherwise provided by law, the Articles of Incorporation, or these by-laws.

     Section 5. Voting. At each meeting of stockholders, each stockholder, except where otherwise provided by the clauses and terms applicable to the stock held by such stockholder, shall be entitled to vote in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney and filed with the Secretary, and he shall have one vote for each share of voting stock registered in his name on the record date fixed by the Board of Directors, or, if no record date is fixed, then at the close of business on the day preceding the date of said meeting. In case of an adjourned meeting, unless otherwise provided by the Board of Directors, the record date for the purpose of voting shall be considered to be the day preceding the date of the original meeting. Unless otherwise provided by its terms, no proxy or written authorization shall be valid after eleven (11) months from the date of its execution. Where voting stock is transferred into the name of a pledgee under a pledge agreement, the pledgor shall have the right to vote such stock unless prior to the meeting the pledgee or his representative shall file with the Secretary written authorization from the pledgor to vote such stock.

     Section 6. Consent in Lieu of Meeting. Notwithstanding the provisions of Sections 1 to 3 inclusive of this Article, the meeting and voting of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting of stockholders were held shall consent in writing to such corporate action being taken.

     Section 7. Adjournment. Any meeting of the stockholders, whether annual or special, may be adjourned from time to time whether a quorum be present or not without notice other than the announcement at the meeting, and such adjournment may be to such time and to such place as may be determined by a majority vote of those present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting as originally called and notified.

                                   ARTICLE III

                               Board of Directors

     Section 1. Number and Term of Office. The directors of the corporation shall be not less than three (3). At least one member of the Board of Directors shall be a resident of the State of Hawaii. The Board shall be elected by a plurality vote at the annual meeting of stockholders. The directors, except as otherwise in these By-Laws provided, shall hold office until the annual meeting held next after their election and until their respective successors shall be elected. The number of directors constituting the Board during any annual period shall be the number of directors elected at the annual meeting of stockholders. The stockholders may elect by majority vote one of the directors as Chairman of the Board of Directors.

     Section 2. Removal of Directors. Any director may be removed from office for cause at any time and another person may be elected in his place to serve for the remainder of his term at


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any special meeting of stockholders called for the purpose by the affirmative vote of the holders of a majority of all the shares of capital stock of the corporation outstanding and entitled to vote. In case any vacancy so created shall not be filled by the stockholders at such meeting, such vacancy may be filled by the Board of Directors as provided in Section 8 of Article III.

     Section 3. Meetings, Notice. The Board shall hold meetings as often as the business of the corporation may require at the call of the President and any director. The Secretary shall give notice of each meeting of the Board of Directors, either orally or in writing, by mailing or delivering the same not less than three (3) days before the meeting, unless otherwise prescribed by the Board. The failure by any director to receive such notice mailed within the prescribed period shall not invalidate the proceedings of any meeting at which a quorum of directors is present. The directors elected at the annual stockholders' meeting of the corporation shall, without any notices being given, hold a meeting as soon as may be possible after the meeting of the stockholders at which they were elected.

     Section 4. Quorum and Adjournment. The majority of the directors shall constitute a quorum for the transaction of business, and no actions taken other than the appointment of directors to fill temporary vacancies, as provided in these by-laws, shall bind the corporation unless it shall receive the concurring vote of a majority of all the directors. In the absence of a quorum, the presiding officer or a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum be had.

     Section 5. Consent in Lieu of Meeting. Notwithstanding the provisions of Sections 3 and 6 of this Article, the meeting and voting of directors may be dispensed with if all of the directors who would have been entitled to vote upon the action if such meeting of directors were held shall consent in writing to such corporate action being taken.

     Section 6. Directors' Telephone Meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     Section 7. Powers of the Board of Directors. The property, affairs and business of the corporation shall be managed by the Board of Directors and, except as otherwise provided by law, the Articles of Incorporation, or these by-laws, all of the powers and authority of the corporation shall be vested in and may be exercised by the Board of Directors as fully and for all purposes as though exercised directly by the stockholders; and, in furtherance and not in limitation of said general powers, the Board of Directors shall have power: To acquire and dispose of property; to appoint a general manager and such other managers, officers or agents of the corporation as in its judgment its business may require, and to confer upon and to delegate to them by power of attorney or otherwise such power and authority as it shall determine; to fix the salaries or compensation of any or all of the officers, agents and employees of the corporation and, in its discretion, require security of any of them for the faithful performance of any of their duties; to declare dividends when it shall deem it expedient, subject to the conditions and limitations imposed by the Articles of Incorporation and the laws of Hawaii; to make rules and regulations not inconsistent with law or these by-laws for the transaction of business; to instruct


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the officers or agents of the corporation with respect to, and to authorize the voting of stock of other corporations owned or held by this corporation; to incur such indebtedness as may be deemed necessary, which indebtedness may exceed the amount of the corporation's capital stock; to create such committees (including an executive committee or committees), and to designate as members of such committees such persons as it shall determine, and to confer upon such committees such powers and authorities as may by resolution be set forth for the purposes of carrying on or exercising any of the powers of the corporation; to create and set aside reserve funds for any purposes and to invest any funds of the corporation in such securities or other property as to it may seem proper; to remove or suspend any officer, and generally to do any and every lawful act necessary or proper to carry into effect the powers, purposes and objects of the corporation.

     Section 8. Vacancies and Substitute Directors. If any permanent vacancy shall occur in the Board of Directors through death, resignation, removal or other cause, the remaining directors, by affirmative vote of a majority thereof may elect a successor director to hold office for the unexpired portion of the term of the director whose place shall be vacant.

     In case of a temporary vacancy due to the absence of any director from the principal place of business of the corporation, or the sickness or disability of any director, the remaining directors, whether constituting a majority or a minority of the whole Board, may appoint some person as a substitute director who shall be a director during such absence or disability and until such director returns to duty. The determination by the Board of Directors as shown on the minutes, of the fact of such absence or disability and the duration thereof shall be conclusive as to all persons and the corporation.

     Section 9. Approval of Acts of Board of Directors. At any annual or special meeting of the stockholders, any or all of the acts and doings of the Board of Directors may be ratified, confirmed and approved by the stockholders, and such ratification and approval shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation.

     No contract, agreement, undertaking or other transaction between this corporation and any other corporation shall be affected by the fact that some or all of the directors of this corporation are interested in or are directors or officers of such other corporation.

                                   ARTICLE IV

                                    Officers

     Section 1. Appointment and Removal. The officers of the corporation shall be the President, one or more Vice Presidents, Secretary, Treasurer, and in addition thereto, in the discretion of the Board of Directors, an Assistant Treasurer or Assistant Treasurers, and an Assistant Secretary or Assistant Secretaries, and such other officers with such duties as the Board of Directors shall from time to time determine. All officers shall be appointed annually by the Board of Directors and shall serve until their successors shall have been appointed. Any officer may be removed at any time, with or without cause, by the majority of the whole Board of Directors. One person may hold more than one office, and all officers shall be subject to


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removal at any time by the affirmative vote of the majority of the whole Board.
The Board of Directors may, in its discretion, appoint acting or temporary officers and may appoint officers to fill vacancies occurring for any reason whatsoever, and may, in its discretion, limit or enlarge the duties and powers of any officer appointed by it.

     Section 2. Chairman of the Board of Directors. A Chairman of the Board of Directors may be elected by a majority of the whole Board of Directors. If so elected, he shall preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as may be delegated by the Board of Directors.

     Section 3. President. The President shall preside at all meetings of the stockholders, and he shall preside at meetings of the Board of Directors if no Chairman of the Board of Directors is elected. He shall exercise general supervision over the business of the corporation and over its several officers, agents and employees, subject, however, to the control of the Board of Directors.

     Section 4. Vice President. The Vice President or Vice Presidents shall, in the order designated by the Board of Directors, perform all the duties and exercise all the powers and rights of the President provided by these by-laws or otherwise during the absence or disability of the President, or whenever the office is vacant, and shall perform all other duties assigned by the Board of Directors.

     Section 5. Treasurer. The Treasurer shall have custody of all the funds, notes, bonds and other evidences of property of the corporation, and shall be responsible for keeping all the books and accounts of the corporation, and shall render statements thereof in such form and as often as required by the Board of Directors. He shall be responsible for the keeping of the stock books, stock transfer books and stock ledger of the corporation. The Treasurer shall perform all other duties assigned to him by the President or the Board of Directors.

     Section 6. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders. He shall give notice, in conformity with these by-laws, of all meetings of the stockholders and the Board of Directors. In the absence of the President and of the Vice President(s), he shall call meetings of the stockholders to order and shall preside until a chairman pro tempore is chosen. He shall also perform all other duties assigned him by the Board of Directors or the President.

     Section 7. Assistant Treasurer. The Assistant Treasurer or Assistant Treasurers, if appointed, shall, in the order designated by the Board of Directors, perform all the duties and exercise all the powers of the Treasurer during his absence or disability or whenever the office is vacant, and shall perform all the duties assigned to him or them by the Board of Directors.

     Section 8. Assistant Secretary. The Assistant Secretary or Assistant Secretaries, if appointed, shall, in the order designated by the Board of Directors, perform all the duties and exercise all the powers of the Secretary during his absence or disability or whenever the office is vacant, and shall perform all duties assigned to him or them by the Board of Directors.

     Section 9. Auditor. The Auditor may be elected annually by the stockholders. The Auditor shall audit the books and accounts of the corporation and shall certify his findings on the


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books of the Treasurer and report thereon in writing to the stockholders at least annually, and shall make such other audits and reports as the Board of Directors shall determine from time to time.

     The Auditor may be a person, co-partnership, or if permitted by law, a corporation. The Auditor may be removed from office, either with or without cause, at any time at a special meeting of the stockholders called for the purpose, and any vacancy caused by such removal may be filled for the balance of the unexpired term by the stockholders at a special meeting called for the purpose. In the case of a vacancy in the office of the Auditor other than by removal, the vacancy may be filled for the unexpired term by the Board of Directors, or, if a special meeting shall be held during the existence of such vacancy, the vacancy may be filled at such special meeting of the stockholders.

                                    ARTICLE V

                            Execution of Instruments

     Section 1. Proper Officers. Except as otherwise provided by these by-laws or by law, all checks, drafts, notes, bonds, acceptances, deeds, leases, contracts, and all other documents and instruments shall be signed, executed and delivered by the President or a Vice President, and by the Treasurer or the Secretary, or an Assistant Treasurer or Assistant Secretary; provided, however, that the Board of Directors may from time to time by resolution authorize checks, drafts, bills of exchange, notes, orders for the payment of money, licenses, endorsements, stock powers, powers of attorney, proxies, waivers, consents, returns, reports, applications, notices, agreements or documents, instruments or writings of any nature to be signed, executed and delivered by such officers, agents or employees of the corporation, or any one of them, in such manner as may be determined by the Board of Directors.

     Section 2. Facsimile Signatures. The Board of Directors may from time to time by resolution provide for the execution of any corporate instrument or document by a mechanical devise or a machine, or by use of facsimile signatures, under such terms as shall be set forth in the resolution of the Board of Directors.

                                   ARTICLE VI

                       Voting of Stock By The Corporation

     In all cases where the corporation owns, holds, or represents, under power of attorney or proxy or in any representative capacity, shares of the capital stock of any corporation, or shares or interests in business trusts, co-partnerships or other associations, such shares or interests shall be represented and voted by the President, or in the absence of the President, by the Vice President, or, in the absence of the Vice President, by the Treasurer, or, in the absence of the Treasurer, by the Secretary; provided, however, that any person specifically appointed by the Board of Directors for the purpose shall have the right, if present, to represent and vote such shares or interest.


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                                   ARTICLE VII

                                  Capital Stock

     Section 1. Certificates of Stock. The certificates of stock of each class shall be in such form and of such device as the Board of Directors shall from time to time determine. They shall be signed by the President or a Vice President and by the Treasurer or the Secretary, or an Assistant Treasurer or Assistant Secretary, and shall bear the corporate seal if any. Certificates shall not be issued for fractional shares. In the event that fractional interests shall result in any manner from any action by the stockholders or directors of the corporation, the Treasurer may sell the aggregate of such fractional interests under such reasonable terms and conditions as the Treasurer shall determine, subject, however, to the control of the Board of Directors, and distribute the proceeds thereof to the persons entitled thereto.

     Section 2. Transfer of Stock. Transfer of stock may be made in any manner permitted by law, but no transfer shall be valid except between the parties thereto until a new certificate shall have been obtained and the transfer shall have been duly recorded in the stock books of the corporation.

     No certificate for stock shall be delivered unless the person entitled to such certificate, or some person duly authorized by him, shall receipt for the same and agree to be bound by all the provisions of the Articles of Incorporation and the by-laws applicable to such shares.

     Section 3. Closing of Transfer Books. The Board of Directors shall have power, for any corporate purpose to close from time to time the stock transfer books of the corporation for a period not exceeding twenty-five (25) consecutive days; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a record date for the payment of any dividend, or for the allotment of rights, or for the effective date of any change, conversion or exchange of capital stock, or in connection with obtaining the consent of stockholder in any matter requiring their consent, or for the determination of the stockholders entitled to notice of and to vote at any meeting; and in such case only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to the rights, benefits and privileges incident to ownership of the shares of stock for which said record date has been fixed, notwithstanding any transfer of any stock on the books of the corporation after any such record date.

     Section 4. Lost Certificates. The Board of Directors may, subject to such rules and regulations as may be adopted by it from time to time, in its discretion, order a new certificate or certificates of stock to be issued in the place of any certificate or certificates of stock of the corporation alleged to have been lost or destroyed, and the owner of the lost certificate or certificates may be required to file sworn evidence showing the facts connected with such loss, and may be required to give to the corporation a bond or undertaking in such sum, not less than twice the par value, if any, or not less than twice the amount of the market value, of such lost or destroyed certificate or certificates of stock as the Board of Directors may direct as indemnity against loss, damage or liability that the corporation may incur by reason of such issuance of a new certificate or certificates.


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     The Board of Directors may, in its sole discretion, refuse to replace any lost certificate save upon the order of the court having jurisdiction in the matter.

                                  ARTICLE VIII

                          Liability and Indemnification

     Section 1. Liability of Officers and Directors. The officers and directors shall be free from all personal liability for any acts done on behalf of the corporation, or for any losses incurred or sustained by the corporation unless the same have occurred through their willful negligence or willful misconduct.

     Section 2. Indemnification of Officers and Directors. Every person who is now or hereafter shall be a director or officer of the corporation shall be indemnified by the corporation against all reasonable costs, expenses and liabilities (including counsel fees) actually and necessarily incurred by or imposed upon him in connection with or resulting from any claim, action, suit, proceeding, investigation or inquiry of whatever nature in which he may be involved as a party or otherwise by reason of his being or having been a director or officer of the corporation, whether or not he continues to be such director or officer of the corporation at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he shall be finally adjudged in such action, suit, proceedings, investigation or inquiry to be liable for willful negligence or willful misconduct toward the corporation in the performance of his duties as such director or officer. As to whether or not a director or officer was liable by reason of willful negligence or willful misconduct toward the corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right to indemnification shall be in addition to and not in limitation of all other rights to which such person may be entitled as a matter of law, and shall inure to the benefit of the legal representatives of such person.

                                   ARTICLE IX

                             Voting Trust Agreements

     In the event that the trustee or trustees of any voting trust agreement affecting the stock of the corporation shall file with the Secretary of the corporation an executed counterpart of any such voting trust agreement, the corporation and all directors and officers thereof shall be required to recognize and give effect to the powers of the trustee or trustees thereunder.

                                    ARTICLE X

                            Option to Purchase Stock

     Section 1. Irrevocable Option. The subscription for and ownership of all stock in this corporation are made and taken upon the condition that the purchaser, owner, or holder thereof desiring to sell the same shall first deliver the same to the corporation for sale, which shall


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determine the price to be paid to said stockholder for said stock by any one of the following methods:

     a. By agreement with the selling stockholder; or

     b. In the absence of agreement, then at the par value; or

     c. By taking the book value of said shares of stock as established by the accounting methods employed by said corporation at the end of its last fiscal year, together with interest at the rate of four per cent (4%) per annum for such date until date of sale; or

     d. In the event the stock is tendered to the corporation at a date within four (4) months of the end of its next fiscal year, the Board of Directors may, at its election, defer setting the price until the book value has been established as at such date, in which event it shall be deemed that the stock was tendered for sale as of the date at which said book value was established.

     The book value as above arrived at may be increased or decreased by the Board of Directors by taking into account appreciation of assets or the existence of intangible assets not written into the books, and by adjusting excessive or inadequate reserves, and by taking into account accrued or contingent or threatened liabilities, and the good faith determination of the Board of Directors in making such increases and/or decreases shall be final.

     As soon as the price of said stock has been determined, and the stockholder has been notified of such fact, the corporation, acting through its Board of Directors, shall have the right, within the sixty (60) days next succeeding, but not later than ninety (90) days after delivery of the stock to the Board of Directors for sale (or date of tender, if later), either to purchase said stock at said price out of the surplus funds forming a part of the book value of the stock, to sell same at said price to any person or persons, or to act as agent in the purchase of the same for any person or persons.

     If at the end of said ninety (90) days after the delivery of the stock to the Board of Directors for sale (or date of tender, if later), the corporation fails either to purchase said stock or to sell the same, it shall, upon demand, redeliver the same to the stockholder offering such stock for sale, who shall then be free to make such sale of said stock as he sees fit.

     This restriction upon the sale of the stock may be amended, modified, or abrogated by a vote of the holders of a majority of all the shares of stock of the corporation, at a regular meeting or at a special meeting of the stockholders, called for such purpose in accordance with the provisions of the by-laws.

     In the event that said stock is purchased by the corporation, it may either be retired or reissued and resold.

     These provisions shall be binding upon the successors, heirs, administrators, executors, or assigns of the holders of the stock of this corporation.


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

     Section 2. Transfers to Relations. Notwithstanding the provisions of
Section 1, immediately above, any stockholder may transfer his stock, with or without consideration, to any of his following relations: Spouse, parents, children, grandchildren, brothers, sisters, nephews and nieces; provided, however, any sale or disposition of said shares by any such transferee shall be subject to the provisions of this Article.

     Section 3. Death of Stockholder. Upon the death of any stockholder, his shares of stock may devolve to anyone either by will, or under the laws of descent of the State of Hawaii in the absence of a will, but any sale or disposition of said shares by the estate or by the legatee or heir shall be subject to the provisions of this Article.

                                   ARTICLE XI

                                    Amendment

     These by-laws may be altered, amended or repealed from time to time by a vote of not less than two-thirds (2/3) of all the stock of the corporation issued and outstanding and entitled to vote at any annual meeting or at any special meeting called for such purpose.

     APPROVED this 9 day of August, 1985, by all the stockholders of this corporation.


/s/ Jack H. Gould
--------------------------------

--------------------------------

--------------------------------

     Attest true and correct this 9 day of August, 1985.


/s/ Donna Yokate
--------------------------------
Secretary


APPROVED:


/s/
--------------------------------
President


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

               CONSENT IN WRITING IN LIEU OF STOCKHOLDER'S MEETING

                        INTERNATIONAL LIFE SUPPORT, INC.

     Pursuant to Section 416-78 of the Hawaii Revised Statutes, the undersigned, being the sole stockholder of all of the issued and outstanding capital stock of INTERNATIONAL LIFE SUPPORT, INC., hereby consents in writing to the corporate action to be taken as stated in the resolution as adopted herein with the intention that the consent herein shall have the binding force and effect as though a meeting was actually held by the stockholder. The undersigned stockholder hereby adopts and consents to the following:

          RESOLVED, that the Amended By-Laws in the form presented to the stockholder be ordered incorporated into the minute book of the corporation and they hereby are in all respects approved and adopted as and for the By-Laws of this corporation.

Dated: August 9, 1985.


/s/ Jack H. Gould
--------------------------------
JACK H. GOULD


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